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                                                                    Exhibit 23.1


INDEPENDENT  AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statement No. 333-32223, Registration Statement No. 333-11883, Registration Statement No. 33-35549, Registration Statement No. 33-35719, Registration Statement No. 33-72502, Post-Effective Amendment No. 1 to Registration Statement No. 2-97542, Post-Effective Amendment No. 1 to Registration Statement No. 2-78926, and Post-Effective Amendment No. 3 to Registration Statement No. 2-78925 on Forms S-8 and Registration Statement No. 333-32684 on Form S-3 of our report dated February 18, 2000, appearing in this Annual Report on Form 10-K of Thoratec Laboratories for the year ended January 1, 2000.



/s/ Deloitte & Touche LLP

San Francisco, California
March 24, 2000